Exhibit 10.54
July 16, 2008
Kristina M. Manoogian, President
SCW Agency Group, Inc.
2501 Coolidge Road, Suite 300
East Lansing, MI 48823
RE:      SCW/APA Master Agency Agreement
Dear Kristina:
This is to advise you that American Physicians Assurance Corporation intends to allow the Master Agency Agreement to renew on the same terms that will be in effect immediately prior to renewal, pursuant to Section III,B of that Agreement. In the event that SCW wants to propose changes to the Agreement, please send me a written memo that sets forth the proposed changes so that they can be considered in a timely manner.
SCW is a strategic partner of American Physicians. We value our long-standing relationship with your agency and look forward to continuing our agreement for another term.
Sincerely,

/s/ Laura A. Kline Laura A. Kline, CPCU, CIC
Vice President, Marketing
cc:      R. Kevin Clinton

Exhibit 10.54
August 27, 2008
Ms. Laura Kline
American Physicians Assurance Corporation
1301 N. Hagadorn Road
East Lansing, MI 48826
     Re: Renewal of Master Agency Agreement
Dear Laura:
As you know, the Master Agency Agreement (the “Agreement”) between SCW Agency Group, Inc. and American Physicians Assurance Corporation is up for renewal for an additional five-year term on January 1, 2009. We look forward to renewal, and to the continuation of our mutually rewarding and profitable relationship with APA.
The purpose of this letter is to notify APA of our intent in renewing this Agreement with no changes in the terms.
We hope that the renewal term will reflect an attitude and approach that recognizes SCW, as APA’s largest independent agent in Michigan, as a valued strategic partner. In this competitive environment, it is imperative that we remain aligned in aggressively identifying and pursuing new profitable growth opportunities for our mutual benefit.
We are confident that together we can leverage the strengths of SCW and your partnership to create a winning team that will drive our momentum and ensure our mutual success.
Sincerely,
SCW Agency Group, Inc.

/s/ Kristina M. Manoogian Kristina M. Manoogian
President